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                          EXHIBIT INDEX


Exhibit   Description                        Page
-------   -----------                        ----

4.1       Specimen copy of Common Share      Incorporated by
                                             reference

4.2       Declaration of Trust of the        Incorporated by
          Company, dated as of January 2,    reference
          1926, as amended

5.1       Opinion of Robert King Wulff,      Filed herewith
          Esq. with respect to the legality
          of the securities being registered,
          containing consent

23.1      Consent of PricewaterhouseCoopers  Filed herewith
          LLP

23.2      Consent of Kirk L. Ramsauer        Filed herewith

24.1      Power of attorney                  Filed herewith

24.2      Certified vote of the Board        Filed herewith
          of Directors